Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-85770, 333-13361, 333-39529, 333-87695, 333-87697, 333-46908, 333-69068, 333-101102, 333-110537, and 333-120684) and in the Registration Statements on Amendment No. 1 to Forms S-8 (Nos. 333-13365 and 333-67819) of CPAC, Inc. of our report dated July 8, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A, Amendment No. 1.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Rochester, New York
July 20, 2005

55